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                                                                 EXHIBIT 3.2




                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            HEDSTROM HOLDINGS, INC.

                    (Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware)


                 Hedstrom Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

                 1.       The name of the corporation is HEDSTROM HOLDINGS, INC.

                 2. The FOURTH Article of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

                 FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 150,000,000 shares consisting of (a) 10,000,000 shares of a class designated as Preferred Stock, par value $.01 per share ("Preferred Stock"), (b) 100,000,000 shares of a class designated as Common Stock, par value $.01 per share ("Common Stock"), and (c) 40,000,000 shares of a class designated as Non-Voting Common Stock, par value $.01 per share ("Non-Voting Common Stock").

                 The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, the Common Stock, and the Non-Voting Common Stock, are as follows:

                 1.       Provisions Relating to the Preferred Stock.

                 (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue
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of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

                 (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                      (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                     (ii) the number of shares to constitute the class or series and the designations thereof;

                    (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                     (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                      (v)        whether or not the shares of a class or
series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                     (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends





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shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                    (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                   (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                     (ix) such other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

                 (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

                 2. Provisions Relating to the Common Stock and the Non-Voting Common Stock.

                 (a)      General.         Except as otherwise provided herein,
or as otherwise provided by applicable law, all shares of Common Stock and Non-Voting Common Stock shall have identical rights and privileges in every respect.





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                 (b)      Voting.  The Common Stock will be fully voting stock
entitled to one vote per share with respect to all matters to be voted on by the Corporation's stockholders. The Non-Voting Common Stock will have no voting rights except as may be required under the General Corporation Law of the State of Delaware. Except as expressly required under the General Corporation Law of the State of Delaware, the Common Stock and the Non-Voting Common Stock will vote together as a single class with respect to all matters on which the holders of Non-Voting Common Stock shall be entitled to vote.

                 (c) Dividends. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any class or series thereof, the holders of Common Stock and Non-Voting Common Stock shall be entitled to participate ratably, on a share-for share basis as if all shares were of a single class, in (i) ordinary dividends payable in cash out of the current earnings of the Corporation and (ii) dividends in shares of Common Stock and Non-Voting Common Stock (or rights to subscribe for or purchase shares of Common Stock and Non-Voting Common Stock, as applicable, or securities or indebtedness convertible into shares of Common Stock and Non-Voting Common Stock, as applicable); provided, however, that dividends payable in shares of Common Stock (or rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into shares of Common Stock) shall be paid only on shares of Common Stock, and dividends payable in shares of Non-Voting Common Stock (or rights to subscribe for or purchase shares of Non-Voting Common Stock or securities or indebtedness convertible into shares of Non-Voting Common Stock) shall be paid only on shares of Non-Voting Common Stock.

                 (d)      Conversion of Non-Voting Common Stock.

                          (A)     Conversion Rights.  Shares of Non-Voting
Common Stock may be converted into shares of Common Stock at the option of any holder thereof at any time. For purposes of such conversion, each share of Non-Voting Common Stock shall be convertible into one share of Common Stock.

                          (B)     Conversion Procedure.  Any holder of
Non-Voting Common Stock desiring to exercise such holder's option to convert such Non-Voting Common Stock in accordance with the foregoing shall surrender the certificate or certificates representing the Non-Voting Common Stock to be converted, duly endorsed to the Corporation or in blank, at





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the principal executive office of the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert the number of shares represented by such certificate or certificates, or a specified number thereof. As promptly as practicable after the surrender for conversion of any Non-Voting Common Stock, the Corporation shall execute and deliver or cause to be executed and delivered to the holder of such Non-Voting Common Stock certificates representing the shares of Common Stock issuable upon such conversion. In case any certificate or certificates representing shares of Non-Voting Common Stock shall be surrendered for conversion for only a part of the shares represented thereby, the Corporation shall execute and deliver to the holders of the certificate or certificates for shares of Non-Voting Common Stock so surrendered a new certificate or certificates representing the shares of Non-Voting Common Stock not converted, dated the same date as the certificate or certificates representing the Common Stock. Shares of the Non-Voting Common Stock converted pursuant to the aforesaid shall be deemed to have been converted immediately prior to the close of business on the date such shares are duly surrendered for conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the recordholder or holders of such shares of Common Stock as of such date.

                          (C)     Adjustments for Dividends on Converted
Shares. Any dividends declared but not paid on the shares of Non-Voting Common Stock prior to conversion thereof into Common Stock shall be paid, on the payment date, to the holder or holders entitled thereto, notwithstanding such conversion; provided, however, that such holder or holders shall not be entitled to receive the corresponding dividends declared but not paid on the shares of Common Stock issuable upon such conversion.

                          (D)     Stock Splits and Stock Dividends.  The
Corporation shall treat the Common Stock and Non-Voting Common Stock identically in respect of any subdivisions or combinations (for example, if the Corporation effects a two-for-one stock split with respect to the Common Stock, it shall at the same time effect a two-for-one stock split with respect to the Non-Voting Common Stock).

                          (E)     Reservation of Shares.  The Corporation shall
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for





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the purpose of effecting the conversion of Non-Voting Common Stock as herein provided, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Non-Voting Common Stock and shall take all such corporate action as may be necessary to assure that such shares of Common Stock may be validly and legally issued upon conversion of all of the outstanding shares of Non-Voting Common Stock; and if, at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Non-Voting Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                          (F)     Status of Converted Shares.  Shares of
Non-Voting Common Stock which have been issued and have been converted into Common Stock, repurchased, or reacquired in any other manner by the Corporation shall become authorized and unissued shares of Non-Voting Common Stock.

                 (e) Liquidation. The holders of the Common Stock and Non-Voting Common Stock shall share ratably on a share-for-share basis in all distributions of assets pursuant to any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation. For the purposes of this subsection (e), neither the merger nor the consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation, or the sale, transfer, or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

                 3.       General.

                 (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock, Common Stock and Non-Voting Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or





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assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                 (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                 3. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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                 IN WITNESS WHEREOF, the Corporation has caused this
Certificate of Amendment of Restated Certificate of Incorporation to be executed on this 6th day of June, 1997.


                                        HEDSTROM HOLDINGS, INC.



                                        By: /s/ ALAN PLOTKIN
                                           ------------------------------------
                                                 Name:   Alan Plotkin
                                                 Title:  Secretary





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